                                                                      EXHIBIT 21

                     NATIONAL STEEL CORPORATION SUBSIDIARIES

                                                 Jurisdiction        Percentage
                                                      of            Outstanding
               Name                              Incorporation      Stock Owned
------------------------------------------       -------------      -----------
American Steel Corporation                        Michigan             100%
D. W. Pipeline Company                            Michigan             100%
Delray Connecting Railroad Company                Michigan             100%
Granite City Steel Company                        Illinois             100%
Granite Intake Corporation                        Delaware             100%
Great Lakes Steel Corporation                     Delaware             100%
The Hanna Furnace Corporation                     New York             100%
Hanna Ore Mining Company                          Minnesota            100%
Ingleside Channel & Dock Co.                      Texas                100%
Ingleside Point Corporation                       Texas                100%
Ingleside Holdings L. P.                          Texas                100%
Liberty Pipe and Tube, Inc.                       Texas                100%
Mathies Coal Company                              Pennsylvania       86.67%
Mid-Coast Minerals Corporation                    Delaware             100%
Midwest Steel Corporation                         Pennsylvania         100%
N Squared Aviation LLC                            Delaware           66.67%
NS Holdings Corporation                           Delaware             100%
NS Land Company                                   New Jersey           100%
NS Technologies, Inc.                             Delaware             100%
NSC Realty Corporation                            Delaware             100%
NSL, Inc.                                         Delaware             100%
Natcoal, Inc.                                     Delaware             100%
National Acquisition Corporation                  Delaware             100%
National Caster Acquisition Corporation           Delaware             100%
National Caster Operating Corporation             Delaware             100%
National Casting Corporation                      Delaware             100%
National Coal Mining Company                      Delaware             100%
National Coating Limited Corporation              Delaware             100%
National Coating Line Corporation                 Delaware             100%
National Materials Procurement Corporation        Illinois             100%
National Mines Corporation                        Pennsylvania         100%
National Ontario Corporation                      Delaware             100%
National Ontario II, Limited                      Delaware             100%
National Pickle Line Corporation                  Delaware             100%
National Steel Corporation (New York)             New York             100%
National Steel Funding Corporation                Delaware             100%
National Steel Pellet Company                     Delaware             100%
Natland Corporation                               Delaware             100%
Peter White Coal Mining Corp.                     West Virginia        100%
ProCoil Corporation                               Delaware             100%
Puritan Mining Company                            Michigan             100%
Rostraver Corporation                             Delaware             100%
Skar-Ore Steamship Corporation                    Delaware             100%
The Teal Lake Iron Mining Company                 Michigan             100%